UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36099

Delaware	461315605
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

301 Harper Drive, Suite 110

Moorestown, NJ 08057

(Address of principal executive offices, including zip code)

877.870.7005

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2014, Cherry Hill Mortgage Investment Corporation (the “Company”) granted each member of the Board of Directors who is not an employee of Cherry Hill Mortgage Management, LLC or Freedom Mortgage Corporation (the “Non-Employee Directors”) stock awards pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”) and Non-Employee Director Stock Award Agreements, the forms of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein. The stock awards granted to the Non-Employee Directors consist of 1,590 shares of the Company’s common stock, all of which are fully vested and nonforfeitable as of the date of grant, and 7,953 shares of the Company’s common stock, relating to 2014 compensation, which are subject to forfeiture restrictions that expire upon the earlier of (i) a change in control (as defined in the Plan), (ii) the Non-Employee Director’s death or disability, (iii) the failure by the Company to nominate the Non-Employee Director for re-election to the Board and (iv) the one-year anniversary of the date of the grant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Unrestricted Non-Employee Director Stock Award Agreement (Without Forfeiture Restrictions).

10.2	Form of Restricted Non-Employee Director Stock Award Agreement (With Forfeiture Restrictions).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: January 27, 2014	By:	/s/ Martin Levine
Martin Levine
Chief Financial Officer